Exhibit 10.29

Millennium Pharmaceuticals, Inc.

Description of Non-Employee Director Compensation

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. We do pay our non-employee directors for their service as directors.

Each year, the Board Governance Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Below we show the rate of compensation that we pay to our non-employee directors.

Cash Compensation

Each director who is not an employee of Millennium receives:

Type of Fee	Amount	For each
Annual retainer:	$40,000	Year of service

Additional retainer for non-employee chairman of the board:	$20,000	Year of service

Additional annual retainer for vice chairman of the board:	$10,000	Year of service

Additional annual retainer for chairman of audit committee:	$10,000	Year of service

Additional retainer for committee chair (other than audit chair):	$5,000	Year of service

Attendance:	$2,000	Board meeting attended in person
	$1,000	Board meeting by conference telephone
	$1,000	Board committee meeting attended in person
	$750	Board committee meeting by conference telephone

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Directors also participate in our 2000 Stock Incentive Plan. Under the option program for directors adopted by the Board, our non-employee directors receive stock option grants as follows:

	Number of shares	Granted in three installments on	Vesting schedule
Initial option grant:	35,000	the date the director is first elected, one month later and two months later	vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election

Annual option grant:	15,000	May 1st, June 1st and July 1st of each year, prorated for service on the Board of less than one year	1/12th monthly

Non-employee chairman of the board:	10,000	the dates of the annual option grant	same as annual grant

Chairman of audit committee	5,000	the dates of the annual option grant	same as annual grant

Committee chairman (other than audit chairman):	2,500	the dates of the annual option grant	same as annual grant

Vice chairman of the board:	5,000	the dates of the annual option grant	same as annual grant